Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on the Form S-1 MEF pursuant to Rule 462(b) under the Securities Act of 1933 of our report dated March 30, 2021, except for the revision to the segment information disclosure in Note 1 as to which the date is July 16, 2021, with respect to the consolidated financial statements as of and for the years ended December 31, 2020 and 2019 of Support.com, Inc.

/s/ Plante & Moran, PLLC

Denver, Colorado
October 8, 2021